Exhibit 99.1
Raptor Receives Orphan Drug Designation for Cysteamine Bitartrate in Huntington's Disease from the European Commission

Orphan designation provides 10 years of EU market exclusivity upon approval
NOVATO, Calif., August 4, 2014 - Raptor Pharmaceutical Corp. (Nasdaq: RPTP) today announced that the European Commission (EC) approved its application for orphan drug designation of cysteamine bitartrate, the active ingredient in RP103, for the treatment of Huntington's disease. The decision follows a positive recommendation from the Committee for Orphan Medicinal Products (COMP) of the European Medicines Agency (EMA) in June. In February of this year, Raptor announced encouraging top line results from a planned 18-month analysis of the blinded, randomized, placebo-controlled phase of its ongoing CYST-HD clinical trial of RP103, its proprietary delayed release cysteamine bitartrate capsule, in patients with early-stage Huntington's disease.
"This designation is an important milestone as Raptor moves through the regulatory process for the potential approval of RP103 as a treatment for Huntington's disease in the EU," said Christopher M. Starr, Ph.D., Raptor's chief executive officer. "Orphan designation provides the company with 10 years of marketing exclusivity in the EU after the Marketing Authorisation Application approval. Together with our intellectual property estate, this designation continues to strengthen our proprietary position in the EU."
RP103 was designated an Orphan Medicinal Product for the treatment of Huntington's disease because it meets the conditions established by the EC under council Regulation 141/2000. Orphan Drug Exclusivity is designed to provide regulatory and financial incentives for companies to develop and market therapies that treat life-threatening or debilitating conditions with a prevalence in the EU of not more than five in 10,000. Huntington's disease prevalence meets the criteria as defined by this regulation. The COMP also considers whether there is any satisfactory method of prevention, diagnosis or treatment or if the medicinal product being considered will be of significant benefit to those affected by the condition. Raptor submitted the 18-month CYST-HD results as part of the orphan application.
About Raptor Pharmaceutical
Raptor Pharmaceutical Corp. is a global biopharmaceutical company focused on the development and commercialization of life-altering therapeutics that treat rare, debilitating and often fatal diseases. The company is engaged in multiple therapeutic areas such as nephropathic cystinosis, Huntington's disease (HD), nonalcoholic steatohepatitis (NASH), Leigh syndrome and other mitochondrial diseases. With an approved product in the U.S. and EU, Raptor also holds several orphan drug designations, including exclusivity for nephropathic cystinosis in the U.S. and EU, and orphan drug designation for HD in the U.S. and EU. A request for orphan designation for Leigh syndrome has been submitted to the FDA. Raptor holds intellectual property for the use of cysteamine in HD and other neurodegenerative disorders including Parkinson's disease and Rett syndrome. For additional information, please visit www.raptorpharma.com.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," "projected" and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, statements regarding the regulatory approval process, the benefits of orphan designation and Raptor's proprietary position. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: market acceptance and sales of PROCYSBI in the U.S. and the EU; Raptor's ability to expand the use of RP103 and to receive regulatory approval for other indications; Raptor's reliance on a single active pharmaceutical ingredient supplier, a single third-party manufacturer and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor's ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor's ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in the company's filings from time to time with the SEC, which Raptor strongly urges you to read and consider, including: Raptor's annual report for the twelve months ended December 31, 2013 on Form 10-K filed with the SEC on March 17, 2014, quarterly report for the three months ended March 31, 2014 on Form 10-Q filed with the SEC on May 9, 2014 and other periodic reports filed with SEC, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

COMPANY CONTACT:
Georgia Erbez
Chief Financial Officer
Raptor Pharmaceutical Corp.
(415) 408-6200

INVESTOR CONTACT:
Westwicke Partners, LLC
Robert H. Uhl
Managing Director
(858) 356-5932
robert.uhl@westwicke.com

MEDIA CONTACT:
Carolyn Hawley
Canale Communications
(619) 849-5375
carolyn@canalecomm.com

###